3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BioLife Solutions Reports Second Quarter 2023 Financial Results, Updates Full Year 2023 Guidance and Provides Pro Forma First Half 2023 Financial Profile Excluding Freezer Business

Committed to Divesting Stirling Ultracold and Custom Biogenic Systems by End of 2023

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (August 8, 2023) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading supplier of class-defining bioproduction tools and services for the cell and gene therapy (CGT) and broader biopharma markets, today announced financial results for the second quarter and six months of 2023 and updated guidance for the full year 2023. Management is also providing a first half 2023 financial profile of certain pro forma financial metrics excluding Stirling Ultracold (Stirling) and Custom Biogenic Systems (CBS) freezer assets, both of which management intends to divest by December 31, 2023.

Mike Rice, Chairman and CEO, commented, “Subsequent to the end of the second quarter 2023, after considering other strategic alternatives, management and the board of directors have determined that divesting our Stirling and CBS freezer assets would optimize the performance of our product portfolio by focusing on recurring higher margin streams and create the most shareholder value. We made significant progress to achieve this objective and based on the level of interest and the feedback we have received so far; we are fully committed to starting 2024 without the impact of the freezer product lines. We continue to appreciate the value of the related IP, products and teams, and believe a buyer or buyers will materialize that can continue to provide global access to these innovative products in a cost structure that fits their financial requirements.”

Management anticipates reclassifying the freezer product lines as Assets Held for Sale and Discontinued Operations in the second half of 2023 when the accounting criteria are met.

To assist investors with understanding the positive impacts of these potential divestitures, the Company is now providing certain unaudited pro forma financial information had the divestitures occurred on January 1, 2023. This unaudited pro forma financial information is presented for informational purposes only and is not intended to represent or be indicative of the results had the divestiture occurred at an earlier date and should not be taken as representative of our future consolidated results of operations or financial condition. Preparation of this certain unaudited pro forma financial information required management to make certain judgments and estimates to determine the adjustments based on information currently available, which is subject to management’s ongoing process as part of the divestiture transaction. Actual results may differ from the assumptions used to present this certain unaudited pro forma financial information.

The following table illustrates BioLife’s financial results for the first half of 2023 excluding revenues and costs associated with our freezer assets.

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	Reported Results	Pro Forma Results Excluding Freezers
	Q2 2023 YTD	Q2 2023 YTD
Revenue	$77,210	$51,548
Gross Margin	32%	48%
Adjusted Gross Margin	35%	52%
Adjusted EBITDA(1)	$(2,247)	$ 8,216 - 9,216
Adjusted EBITDA %(1)	4%	16 - 18%

(1) Adjusted EBITDA (non-GAAP) for the pro forma results excluding freezers was calculated utilizing certain estimates and judgments by management utilizing the most updated information available at this time. Given that estimated results may vary, a range of Adjusted EBITDA as a percentage of revenue was provided. Due to the level of estimation required, actual results may differ from assumptions used to present this pro forma information.

Mike Rice, Chairman and CEO, further commented, “We are confident the portfolio of high value recurring products and services, and expected strong resulting financial profile, after the divestiture of the freezer businesses, will better align BioLife to the attractive growth and profitability opportunities for a key supplier to the CGT industry. We sell critical CGT products that are sole-sourced from BioLife. These are not one-time buys but rather consumables that need to be replenished. We have a strong brand and track record with limited competitive substitutes. Our CGT customers participate in an emerging class of therapeutic modalities that are just now becoming real, and we naturally expect demand for our products to increase as they progress their programs. The reality is just that right now, the economy is tighter, and the participants in this ecosystem all want to reduce cash burn.”

Sustained catalysts that we expect to drive BioLife growth due to a significant increase in the number of manufactured doses include:

•Approvals of new cell and gene therapies
•Additional approvals of commercial CGT in new geographies
•Additional approvals of CGT in new indications
•Migration of commercial therapies to first or second-line treatment
•An eventual transition to allogeneic therapies

In the near term, results continue to be impacted by constraints pressuring the broader bioprocessing sector including the following factors:

•Macro headwinds of global economic uncertainty causing reduced biotech spending across our customer base not only for capital equipment but also consumables. We believe these are more transitory, and similar to the outlooks of our bioprocessing peers, anticipate a recovery in 2024 as customer supply chain dynamics improve.
•Cell processing revenue concentration and lumpiness caused by:
◦Destocking by our largest direct customer compared to prior year period.
◦Slowed growth from our largest distributor compared to prior period, caused by several of their downstream clinical customers having to complete validation of a new media product final container we introduced to mitigate supply chain shortages.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
•Several clinical CGT customers’ reduced spending due to reduced clinical trial activity (trial early termination, pauses between phases and delayed patient enrollment).
•Manufacturing bottlenecks at some CGT customers or their related CMOs due to capacity constraints and/or shortages of raw materials from other suppliers.

Troy Wichterman, Chief Financial Officer, commented, “While near term results are disappointing, we remain confident in the mid- and long-term growth potential for BioLife and our ability to generate cash flows from operations post our freezer divestitures."

Second Quarter 2023 Customer Highlights

New Customer Acquisition

Platform/Solution	Q1 2023	Q2 2023	1H2023	FY2022
Biopreservation Media	9	19	28	69
Sexton Cell Processing	8	10	18	33
SciSafe® Storage Services	22	21	43	99
Thaw	5	6	11	35
evo® Cold Chain	17	17	34	43
Cryogenic Freezers	15	13	28	82
ULT Freezers	121	102	223	461
TOTAL	197	188	385	822

•Gained nearly 200 new customers.
•Processed 20 new USA Master File cross references for our cell processing solutions. We estimate that over 800 total global clinical applications have our BioLife Solutions or Sexton cell processing solutions embedded in their manufacturing processes.
•evo cold chain management shipments of cell and gene therapies totaled 3,019 in Q2 2023

Second Quarter 2023 Financial Results

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP). A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

REVENUE

•Total revenue for the second quarter of 2023 was $39.5 million, a decrease of $1.0 million, or 3%, from $40.5 million for the second quarter of 2022. There was no COVID-19 related revenue in the second quarter of 2023. Ex-COVID related revenue growth for the second quarter of 2023 was 7%.

◦Cell Processing platform revenue was $18.7 million, up $3.3 million, or 22%, over the same period in 2022. Biopreservation media growth was 21%.

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◦Freezers and Thaw Systems platform revenue was $13.9 million, down $4.8 million, or 26%, over the same period in 2022. Ex-COVID related revenue was down $4.1 million, or 23%, over the same period in 2022.

◦Storage and Storage Services platform revenue was $6.9 million, up $0.4 million, or 7%, over the same period in 2022. Ex-COVID related revenue growth was $3.4 million, or 94%, over the same period in 2022.

•Total revenue for the six months ended June 30, 2023 was $77.2 million, an increase of 1% from $76.8 million for 2022. There was no COVID-19 related revenue in the six months ended June 30, 2023. Ex-COVID related revenue growth for the second quarter of 2023 was 11%.

◦Cell Processing platform revenue was $37.7 million, up $7.4 million, or 24%, over the same period in 2022. Biopreservation media growth was 24%.

◦Freezers and Thaw Systems platform revenue was $26.9 million, down $7.1 million, or 21%, over the same period in 2022. Ex-COVID related revenue was down $5.9 million, or 18%, over the same period in 2022.

◦Storage and Storage Services platform revenue was $12.6 million, up $0.1 million, or 1%, over the same period in 2022. Ex-COVID related revenue growth was $6.2 million, or 96%, over the same period in 2022.

GROSS MARGIN

•Gross margin (GAAP) for the second quarter of 2023 was 28% compared with 33% for the second quarter of 2022. Adjusted gross margin (non-GAAP) for the second quarter of 2023 was 35% compared with 36% for the second quarter of 2022.

•Gross margin (GAAP) for the six months ended June 30, 2023 was 32% compared with 31% for the six months ended 2022. Adjusted gross margin (non-GAAP) for the six months ended June 30, 2023 was 36% compared with 34% for the first six months ended of 2022.
•The decrease in gross margin for the second quarter of 2023 was primarily due to increases in personnel expenses and an inventory reserve related to potentially unusable final product containers from a key supplier. The increase in gross margin for the six months ended June 30, 2023 was primarily due to a favorable product mix in our biopreservation media product line and a greater concentration of higher margin revenue as a percentage of total revenue in comparison to the same period in 2022.

OPERATING EXPENSE

•Operating expense (GAAP) for the second quarter of 2023 was $54.8 million compared with $117.1 million for the second quarter of 2022. Adjusted operating expense (non-GAAP) for the second quarter of 2023 was $22.2 million compared with $20.3 million for the second quarter 2022.

•Operating expense (GAAP) for the six months ended June 30, 2023 was $106.1 million compared with $161.3 million for the six months ended 2022. Adjusted operating expense (non-GAAP) for the six months ended June 30, 2023 was $46.8 million compared with $40.4 million for 2022.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
•The decrease in GAAP operating expenses is primarily due to the $69.9 million intangible asset impairment charge that occurred in Q2 2022. The increase in non-GAAP operating expenses for the three and six months ended of June 30, 2023 was primarily due to increases in professional services fees and employee compensation costs from an increase in headcount compared to the prior year.

OPERATING LOSS

•Operating loss (GAAP) for the second quarter of 2023 was $15.3 million compared with $76.6 million for the second quarter of 2022. Adjusted operating loss (non-GAAP) for the second quarter of 2023 was $10.4 million compared with $5.7 million for the second quarter of 2022.

•Operating loss (GAAP) for the six months ended June 30, 2023 was $28.9 million compared with $84.5 million for the six months ended 2022. Adjusted operating loss (non-GAAP) for the six months ended June 30, 2023 was $21.0 million compared with $14.1 million for the first six months ended of 2022.

NET LOSS

•Net loss (GAAP) for the second quarter of 2023 was $10.2 million compared with $72.9 million for the second quarter of 2022. Adjusted net loss (non-GAAP) for the second quarter of 2023 was $10.4 million compared with $5.8 million for the second quarter of 2022.

•Net loss (GAAP) for the six months ended June 30, 2023 was $23.9 million compared with $80.3 million for the six months ended 2022. Adjusted net loss (non-GAAP) for the six months ended June 30, 2023 was $21.0 million compared with $14.2 million for the first six months ended of 2022.

LOSS PER SHARE

•Loss per share (GAAP) for the second quarter of 2023 was $0.23 compared with loss per share of $1.72 for the second quarter of 2022.

•Loss per share (GAAP) for the six months ended June 30, 2023 was $0.55 compared with loss per share of $1.90 for the first six months ended of 2022.

ADJUSTED EBITDA

•Adjusted EBITDA, a non-GAAP measure, for the second quarter of 2023 was negative $1.2 million compared with $1.2 million for the second quarter of 2022.

•Adjusted EBITDA, a non-GAAP measure, for the six months ended June 30, 2023 was negative $2.2 million compared with $44,000 for the first six months ended of 2022.

CASH, CASH EQUIVALENTS, AND MARKETABLE SECURITIES

•Cash, cash equivalents, and marketable securities as of June 30, 2023, were $48.1 million.

2023 Revenue Guidance

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BioLife Solutions is updating 2023 revenue guidance, which is based on expectations for its existing business.

Total revenue for 2023 is expected to range from $144 million to $158 million, reflecting a year-over-year decrease of 11% to 2%. Excluding COVID-19-related revenue, this range reflects a year-over-year decrease of 3% to an increase of 6%.
Expectations for 2023 total revenue include the following platform contributions:

•Cell processing platform: $65.0 million to $74.0 million, a decrease of 5% to an increase of 8% over 2022. Previous guidance estimated revenues to be $89.0 - $93.0 million.

•Freezers and Thaw Systems platform: $53.0 million to $56.0 million, an decrease of 21% to 16% compared to 2022. Excluding COVID-19-related revenue, year-over-year decrease of 18% to 13%. Previous guidance estimated revenues to be $72.5 - $79.0 million.

•Storage and Storage Services platform: $26.0 million to $28.0 million, a decrease of 2% to an increase of 6% over 2022. Excluding COVID-19-related revenue, year-over-year growth of 61% to 74%. Previous guidance estimated revenues to be $26.5 - $30.0 million.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com

Conference Call & Webcast

Management will discuss the Company's financial results, provide a general business update and answer questions during a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at https://www.biolifesolutions.com/earnings. In addition, the conference call will be accessible by dialing toll-free (800) 715-9871 for domestic callers or (646) 307-1963 for international callers. The conference ID number is 4014878. A webcast replay will be available approximately two hours after the call ends and will be archived on https://www.biolifesolutions.com/ for 90 days.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
About BioLife Solutions

BioLife Solutions is a leading supplier of class-defining bioproduction tools and services for the cell and gene therapy and broader biopharma markets. Our tools portfolio includes our proprietary CryoStor® and HypoThermosol® biopreservation media for shipping and storage, the ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system,  high capacity cryogenic storage freezers, Stirling Ultracold mechanical freezers, SciSafe biologic storage services, and Sexton Biotechnologies cell processing tools. For more information, please visit www.biolifesolutions.com, www.scisafe.com, www.stirlingultracold.com, or www.sextonbio.com and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on our current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings we make with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release.

We believe these non-GAAP financial measures are useful to investors in assessing our operating performance. We use these financial measures internally to evaluate our operating performance and for planning and forecasting of future periods. We also believe it is in the best interests of investors to provide this non-GAAP information.

While we believe these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com

Media & Investor Relations
At the Company Troy Wichterman
Chief Financial Officer
(425) 402-1400
twichterman@biolifesolutions.com

Investors

LHA Investor Relations
Jody Cain
(310) 691-7100
jcain@lhai.com

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share and share data)	2023	2022	2023	2022

Product revenue	$33,037	$34,170	$64,630	$64,558
Service revenue	4,195	3,698	8,665	6,787
Rental revenue	2,276	2,665	3,915	5,407
Total product, rental, and service revenue	39,508	40,533	77,210	76,752
Costs and operating expenses:
Cost of product, rental, and service revenue (exclusive of Intangible asset amortization)	$27,696	$26,194	$51,359	$50,640
General and administrative	15,402	11,652	30,241	23,182
Sales and marketing	6,318	5,415	12,789	10,306
Research and development	4,840	3,428	8,995	7,209
Intangible asset impairment charges	—	69,900	—	69,900
Intangible asset amortization	1,450	2,863	2,911	5,725
Acquisition costs	—	5	—	16
Change in fair value of contingent consideration	(918)	(2,361)	(198)	(5,695)
Total operating expenses	54,788	117,096	106,097	161,283
Operating loss	(15,280)	(76,563)	(28,887)	(84,531)

Other income (expense):
Gain on settlement of Global Cooling escrow	5,115	—	5,115	—
Interest expense	(419)	(32)	(829)	(216)
Other income (expense)	390	(22)	785	110
Total other income (expense), net	5,086	(54)	5,071	(106)

Loss before income tax (expense) benefit	(10,194)	(76,617)	(23,816)	(84,637)
Income tax (expense) benefit	(5)	3,739	(97)	4,338
Net loss	$(10,199)	$(72,878)	$(23,913)	$(80,299)

Net loss attributable to common shareholders:
Basic and Diluted	$(10,199)	$(72,878)	$(23,913)	$(80,299)
Net loss per share attributable to common shareholders:
Basic and Diluted	$(0.23)	$(1.72)	$(0.55)	$(1.90)
Weighted average shares used to compute loss per share attributable to common shareholders:
Basic and Diluted	43,441,219	42,460,189	43,235,558	42,238,355

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2023	2022	2023	2022

Net loss	$(10,199)	$(72,878)	$(23,913)	$(80,299)
Other comprehensive income (loss)	35	(462)	180	(618)
Comprehensive loss	$(10,164)	$(73,340)	$(23,733)	$(80,917)

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
(Unaudited, amounts in thousands)

	June 30,	December 31,
(In thousands)	2023	2022
Cash, cash equivalents, and marketable securities	$48,128	$64,065
Working capital	80,724	93,870
Current assets	120,311	138,452
Current liabilities	39,587	44,582
Total assets	433,177	450,229

Long-term obligations	41,462	41,459
Accumulated deficit	(270,828)	(246,915)
Total shareholders' equity	$352,128	$364,188

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION
(Unaudited, amounts in thousands)

	Six Months Ended June 30,
(In thousands)	2023	2022
Net cash used in operating activities	$(10,430)	$(17,841)
Net cash used in (provided by) investing activities	12,218	(27,340)
Net cash used in (provided by) financing activities	142	(470)
Effects of currency translation	28	(190)
Net decrease (increase) in cash, cash equivalents, and restricted stock	$1,958	$(45,841)

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT
(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2023	2022	2023	2022
GAAP GROSS PROFIT	$11,079	$13,246	$24,385	$23,926
GAAP GROSS MARGIN	28%	33%	32%	31%

ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up	—	251	—	251
Inventory reserve costs	2,185	—	2,185	—
Intangible asset amortization	733	1,093	1,466	2,186
ADJUSTED GROSS PROFIT	$13,997	$14,590	$28,036	$26,363
ADJUSTED GROSS MARGIN	35%	36%	36%	34%

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP ADJUSTED OPERATING EXPENSES
(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2023	2022	2023	2022
GAAP OPERATING EXPENSES	$54,788	$117,096	$106,097	$161,283

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of product, rental, and service revenue	(27,696)	(26,194)	(51,359)	(50,640)
Inventory reserve costs	(2,185)	—	(2,185)	—
Acquisition and divestiture costs	(2,143)	(5)	(2,976)	(16)
Intangible asset amortization	(1,450)	(2,863)	(2,911)	(5,725)
Loss on disposal of assets	(19)	(162)	(28)	(257)
Change in fair value of contingent consideration	918	2,361	198	5,695
Intangible asset impairment charges	—	(69,900)	—	(69,900)
ADJUSTED OPERATING EXPENSES	$22,213	$20,333	$46,836	$40,440

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BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP ADJUSTED OPERATING LOSS
(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2023	2022	2023	2022
GAAP OPERATING LOSS	$(15,280)	$(76,563)	$(28,887)	$(84,531)

ADJUSTMENTS TO GAAP OPERATING LOSS
Inventory step-up	—	251	—	251
Inventory reserve costs	2,185	—	2,185	—
Acquisition and divestiture costs	2,143	5	2,976	16
Intangible asset amortization	1,450	2,863	2,911	5,725
Loss on disposal of assets	19	162	28	257
Change in fair value of contingent consideration	(918)	(2,361)	(198)	(5,695)
Intangible asset impairment charges	—	69,900	—	69,900
ADJUSTED OPERATING LOSS	$(10,401)	$(5,743)	$(20,985)	$(14,077)

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET LOSS
(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2023	2022	2023	2022
GAAP NET LOSS	$(10,199)	$(72,878)	$(23,913)	$(80,299)

ADJUSTMENTS TO GAAP NET LOSS
Inventory step-up	—	251	—	251
Inventory reserve costs	2,185	—	2,185	—
Acquisition and divestiture costs	2,143	5	2,976	16
Intangible asset amortization	1,450	2,863	2,911	5,725
Loss on disposal of assets	19	162	28	257
Change in fair value of contingent consideration	(918)	(2,361)	(198)	(5,695)
Income tax expense / (benefit)	5	(3,739)	97	(4,338)
Gain on settlement of Global Cooling escrow	(5,115)	—	(5,115)	—
Intangible asset impairment charges	—	69,900	—	69,900
ADJUSTED NET LOSS	$(10,430)	$(5,797)	$(21,029)	$(14,183)

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2023	2022	2023	2022
GAAP NET LOSS	$(10,199)	$(72,878)	$(23,913)	$(80,299)

ADJUSTMENTS:
Interest expense	419	32	829	216
Income tax expense / (benefit)	5	(3,739)	97	(4,338)
Depreciation	2,003	986	3,733	2,639
Intangible asset amortization	1,450	2,863	2,911	5,725
EBITDA	$(6,322)	$(72,736)	$(16,343)	$(76,057)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	6,856	5,973	14,220	11,372
Inventory step-up	—	251	—	251
Inventory reserve costs	2,185	—	2,185	—
Acquisition and divestiture costs	2,143	5	2,976	16
Loss on disposal of assets	19	162	28	257
Change in fair value of contingent consideration	(918)	(2,361)	(198)	(5,695)
Gain on settlement of Global Cooling escrow	(5,115)	—	(5,115)	—
Intangible asset impairment charges	—	69,900	—	69,900
ADJUSTED EBITDA	$(1,152)	$1,194	$(2,247)	$44

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA EXCLUDING FREEZER BUSINESS
(Unaudited, amounts in thousands)

	Six Months Ended June 30, 2023
(In thousands)	Freezers	Excluding Freezers	Reported Results
GAAP NET LOSS	$(12,090)	$(11,823)	$(23,913)

Expense allocation(1)	(3,174)	3,174	—
GAAP NET LOSS AS ADJUSTED FOR EXPENSE ALLOCATION	$(15,264)	$(8,649)	$(23,913)

ADJUSTMENTS:
Interest expense	108	721	829
Income tax expense / (benefit)	3	94	97
Depreciation	555	3,178	3,733
Intangible asset amortization	503	2,408	2,911
EBITDA	$(14,095)	$(2,248)	$(16,343)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	3,632	10,588	14,220
Acquisition and divestiture costs	—	2,976	2,976
Loss on disposal of assets	—	28	28
Change in fair value of contingent consideration	—	(198)	(198)
Gain on settlement of Global Cooling escrow	—	(5,115)	(5,115)
Inventory reserve costs	—	$2,185	$2,185
ADJUSTED EBITDA	$(10,463)	$8,216	$(2,247)

(1) Expense allocations reflected here represent allocations made by the corporate entity for the benefit of the freezer business (Stirling Ultracold and Custom Biogenic Systems). These allocations were calculated using certain judgments and estimates based on information currently available, though actual results may differ from assumptions used to present this pro forma information.

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